Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
Knight-Swift Transportation Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Knight-Swift Transportation Holdings Inc. The Corporation was originally incorporated under the name Swift Holdings Corp.

2.
The Corporation filed its original Certification of Incorporation (as amended or restated to date, the “Certificate”) under the name Swift Holdings Corp. with the Secretary of State of the State of Delaware on May 20, 2010.

3.
The Corporation filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 8, 2017 (the “Prior Charter Amendment Effective Time”).

4.
This Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation without a vote of the Corporation’s stockholders in accordance with Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

5.
This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

6.	This new Restated Certificate of Incorporation shall read in its entirety as follows:
1: The name of the corporation is KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. (the “Corporation”).
2    : The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.
3    : The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL, as set forth in Title 8 of the Delaware Code.

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4    :
(a)Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
(b)    Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
(2)    Voting. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder.
(3)    No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
(4)    Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(5)    Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.
(6)    No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(d)    Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or

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classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
5    : The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)    The size of the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Election of directors need not be by written ballot unless the ByLaws so provide.
(c)    The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors in Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders held after the Prior Charter Amendment Effective Time, the directors in Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders held after the Prior Charter Amendment Effective Time, and the directors in Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders held after the Prior Charter Amendment Effective Time, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. At the Corporation’s third annual meeting of the stockholders of the Corporation and at each subsequent annual meeting of the stockholders of the Corporation held after the Charter Amendment Effective Time, the members (or successors) of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
(d)    Subject to the terms of any one or more series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing provisions of this Article FIFTH, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series,

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to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.
(e)    Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
(f)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Restated Certificate of Incorporation.
6    : Any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of stockholders and may be stated as such in any document.
7    : No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
8    : The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless

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such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.
The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right any person may have or hereafter acquire under this Restated Certificate of Incorporation, the ByLaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
9    : Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by (i) the Board of Directors or (ii) the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the lead independent director (if any). The Board of Directors shall call a special meeting upon written notice to the Secretary of the Corporation by stockholders representing, as of the close of business on the day immediately preceding the date of delivery of such notice to the Corporation, or if applicable, as of any record date set by the Board of Directors in connection with a solicitation by a stockholder seeking to request the Board of Directors to call such a meeting, at least 20% of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock on any issue or business to be considered at such meeting (the “Requisite Percentage”). Any special meeting so requested by stockholders shall be held at such place, date and time as may be fixed from time to time by resolution of the Board of Directors, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of the Corporation of the requisite notice for such meeting, and provided further that the Board of Directors shall not be required to call a special meeting upon stockholder request if the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which valid stockholder requests for a special meeting submitted by the Requisite Percentage of stockholders in accordance with this Article NINTH have been delivered to the Secretary of the Corporation (the

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“Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, which included the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors. For business or a proposal to be properly brought before a special meeting of stockholders by stockholders, the stockholders must have given notice thereof in writing to the Secretary of the Corporation, setting forth, as to each matter the stockholders propose to bring before a special meeting of stockholders, evidence that such stockholders owned such shares representing, and are entitled to cast, not less than 20% of the votes entitled to be cast on such issue or business to be considered at such meeting, and shall otherwise comply with any notice and other requirements set forth in the By-Laws. Only such business shall be conducted as shall have been properly brought before the special meeting as provided in this Article NINTH, and set forth in the notice of meeting.
10    : Meetings of stockholders may be held within or without the State of Delaware, as the ByLaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the ByLaws of the Corporation.
11    : In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s ByLaws, except as otherwise stated in the ByLaws.
12    : Unless the Corporation otherwise consents to an alternative forum in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or ByLaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.
13    : The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation but only in the manner now or hereafter prescribed in this Restated Certificate of Incorporation the Corporation’s ByLaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

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IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed as of the first date set forth above.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

By:     /s/ David A. Jackson
Name:    David A. Jackson
Title:    President and Chief Executive Officer

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